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                                  EXHIBIT 10.1

                              STOCK OPTION PLAN OF
                    NATIONAL RAILWAY UTILIZATION CORPORATION


         1. PURPOSE. The purpose of this Stock Option Plan is to further the best interests of the Corporation by encouraging its directors and key employees to continue association with the Corporation, to induce prospective key employees and directors to accept employment or association with the Corporation and to provide additional incentive for unusual industry and efficiency through offering an opportunity to acquire a proprietary interest in the Corporation.

         2. ADMINISTRATION. The plan shall be administered by the Board of Directors who may from time to time issue orders or adopt resolutions, not inconsistent with the provisions of this Plan, to interpret the provisions and supervise the administration of the Plan. The Board of Directors may designate a committee to administer the Plan and may authorize such committee to exercise any and all of the powers and functions of the Board of Directors pursuant to the Plan. All determinations shall be by the affirmative vote of a majority of the members of the Committee or of the Board of Directors who are not option holders or proposed option holders.

         3. ELIGIBILITY. Options shall be granted only to directors or key employees who hold executive or other responsible positions in the management of the affairs of the Corporation. The terms "employees" and "directors" mean employees and directors of the Corporation or any subsidiary.

         4. SHARES SUBJECT TO THE PLAN. The Board of Directors, or its Committee, may from time to time provide for the option and sale in the aggregate of up to Two Hundred Fifty Thousand (250,000) shares of the Corporation's Common Stock, par value $.05 (subject to adjustments required by Section 10 of this Plan). If an option ceases to be exercisable, in whole or in part, the shares representing such option shall continue to be available under the Plan and may be optioned to other persons. Shares may be authorized, unissued or reacquired Common Stock.

         5. PRICE. The purchase price of the shares under each option granted pursuant to the Plan shall be not less than the fair market value of the stock at the time such option is granted. For purposes of this Plan, fair market value shall be the closing bid price on the date of the grant of such option. The purchase price of each share on the exercise of any option shall be paid in full in cash at the time of exercise, and a certificate representing shares so purchased shall be delivered to the person entitled thereto.

         6. DURATION OF THE OPTION. Each option granted hereunder shall continue for a period of five years from the date of its grant, unless sooner terminated under the provisions of Sections 11 and 12 of this Plan.

         7. EXERCISE OF THE OPTION. Each optionee must have been an employee or





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director of the Corporation or of any one or more of its subsidiaries for one year before he can exercise any part thereof and must have been an employee or director at all times during the period, beginning on the date of the grant of the option and ending on a date three months prior to the date of exercise. However, an optionee's right to exercise shall not be lost because he is subsequently transferred to the employ of a subsidiary or affiliate of the Corporation, acquired by it after the grant of his option.

         Options granted under this Plan shall be exercisable, on a cumulative basis, twenty percent per year during each year since the grant of the option.

         8. NON-TRANSFERABILITY OF OPTION. Each option granted under this Plan shall by its terms be non-transferable by the optionee other than by will or the laws of descent and distribution and shall be exercisable during his lifetime only by him.

         9. OTHER TERMS AND CONDITIONS. The Board of Directors shall have power, subject to the limitations contained herein, to fix any terms and conditions for the grant or exercise of any option under this Plan. Nothing contained in this Plan, nor in any option granted pursuant to this Plan, shall confer upon any optionee any right to continued employment by the Corporation, nor limit in any way the right of the Corporation to terminate his employment at any time.

         10. ADJUSTMENT OF SHARES SUBJECT TO OPTION. In the event there is any change in the Common Stock of the Corporation through the declaration of stock dividends, or through recapitalization resulting in stock splitups, or combinations or exchanges of shares, or otherwise, the number of shares available for option and the shares subject to any option shall be appropriately adjusted by the Board of Directors or its Committee. The Corporation shall give notice of such adjustment to each holder of an option under this Plan, and such adjustment shall be effective and binding on the optionee.

         11. DEATH OF OPTIONEE. If an optionee dies while he is an employee or director of the Corporation or of any subsidiary of the Corporation, or within 90 days after the termination of such employment, the option may be exercised within 12 months after his death by the person or persons to whom his rights under the option shall pass by his will or by the applicable laws of descent and distribution; provided, however, that no such option may be exercised after the expiration date specified therein.

         12. TERMINATION OF EMPLOYMENT, RETIREMENT, AND DISABILITY. If an optionee shall cease to be an employee or director of the Corporation for any reason (including retirement and disability), other than death, after he shall have continuously been so employed for one year from the date of granting of his option, he may, but only within the three month period immediately following such termination of employment, and in no event later than the expiration date specified in the option, exercise his option to the extent he was entitled to exercise it at the date of such termination.





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         13.      PURCHASE OF SHARES FOR INVESTMENT.  Each optionee and each other person who shall exercise an option shall represent and agree that all shares purchased pursuant to such option will be purchased for investment and not with a view to the distribution or resale thereof.

         14. REGISTRATION, QUALIFICATION OR APPROVAL OF SHARES. Each option shall be subject to the condition that, if at any time the Board of Directors shall determine in its discretion that the registration or qualification of the shares of common stock subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the option or the issue or purchase of shares under the option, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Corporation.

         15. SUSPENSION, AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors of the Corporation shall have the right, at any time, to suspend, amend or terminate the Plan; provided, however, that unless duly approved by the holders of a majority of the common stock of the Corporation, no amendment shall increase the total number of shares that shall be the subject of the Plan or change the purchase price for the optioned shares, and provided further that no termination of the Plan or action by the Board of Directors in amending or suspending the Plan shall affect or impair the rights of an optionee under any option previously granted under the Plan.

         No option may be granted under the Plan during any suspension thereof or after the termination thereof.

         16. EFFECTIVE DATE OF PLAN. This Plan shall be submitted to the shareholders of the Corporation at the annual meeting to be held on May 21, 1981, and shall become operative and effective on its adoption by the shareholders of the Corporation at such meeting, but not before.





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